SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 6, 2008, among DIAMOND JO, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company (“DJL”), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company (“OED”, and together with DJL, referred to hereinafter each individually as a “Borrower”, and individually and collectively, as “Borrowers”), PENINSULA GAMING, LLC, a Delaware limited liability company (“PGL”), PENINSULA GAMING CORP., a Delaware corporation (“PGC”, and together with PGL, referred to hereinafter each individually as a “Guarantor”, and individually and collectively, as “Guarantors”), the Lenders (as defined in the hereinafter defined Loan Agreement) signatories hereto, and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and agent for the Lenders (“Agent”).  Concurrently with the execution of this Amendment, CIT LENDING SERVICES CORPORATION will become a party to the Loan Agreement referred to below as an additional Lender, and will be designated as Syndication Agent for the credit facilities therein.

W I T N E S S E T H:

WHEREAS, Borrowers, Agent, and the Lenders are parties to that certain Loan and Security Agreement dated as of June 16, 2004, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 10, 2004, that certain Second Amendment to Loan and Security Agreement dated as of July 12, 2005, that certain Third Amendment to Loan and Security Agreement and Consent dated as of December 6, 2006, that certain Fourth Amendment to Loan and Security Agreement and Consent, dated as of December 22, 2006, and that certain Fifth Amendment to Loan and Security Agreement, dated as of June 30, 2008 and as supplemented by that certain Borrower Supplement No. 1 dated as of May 13, 2005 (as amended and supplemented and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lender Group has agreed to make the Advances and other extensions of credit to Borrowers from time to time pursuant to the terms and conditions thereof and the other Loan Documents;

WHEREAS, Borrowers requested that certain terms and conditions of the Loan Agreement be amended, and the Lender Group and, by their respective acknowledgment hereof, Guarantors have agreed to the requested amendments on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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    1.  Amendments to the Loan Agreement.

(a)  Section 1.1 of the Loan Agreement, Definitions, is hereby modified and amended by amending and restating the definitions of “Applicable Margin” and “Required Lenders” in their entirety as follows:

““Applicable Margin” means, as of any date of determination, effective as of the Sixth Amendment Effective Date, (a) in the case of Base Rate Loans, 2.50%, (b) in the case of LIBOR Rate Loans, 4.00% and (c) in the case of Letter of Credit fees, 4.00%.

“Required Lenders” means, Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or, if the Commitments have been terminated, 51% of the Obligations outstandings, provided, however, that at such time as Lenders other than Wells Fargo Foothill, Inc. and its Affiliates hold aggregate Commitments or outstanding Obligations which are less than 51% of the total, each Lender holding 20% or more of the Commitments or Obligations must be included in the Required Lenders.”

(b)  Section 1.1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the following definitions thereto in the appropriate alphabetical order:

““Sixth Amendment” means that certain Sixth Amendment to Loan and Security Agreement, dated as of the Sixth Amendment Effective Date, among Borrowers, Guarantors, Lenders party thereto and Agent.

“Sixth Amendment Effective Date” means October 6, 2008.”

(c)  Section 2.3(e) of the Loan Agreement, Agent Advances, is hereby modified and amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

“(e)    Swing Line Loans and Optional Overadvances.  Without the consent of the Required Lenders, Agent shall have no authority to make any Swing Line Loans, Overadvances or other amounts available hereunder in excess of the formula determined by the Commitments and the Borrowing Base, and no Lender shall have any obligation to participate in any such Advance made by Agent.”

(d)  Section 2.3(i) of the Loan Agreement, Optional Overadvances, is hereby modified and amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

“(i)           Intentionally Omitted.”

(e)  Section 2.4(b) of the Loan Agreement, Apportionment, Application and Reversal of Payments, is hereby modified and amended by (i) deleting clause (C) in its entirety and inserting “(C)  Intentionally Omitted.” in lieu thereof, (ii) deleting clause (E) in its entirety and inserting “(E)  Intentionally Omitted.” in lieu thereof and (iii) deleting clause (G) in its entirety and inserting “(G)  Intentionally Omitted.” in lieu thereof.

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(f)  Section 2.11(c) of the Loan Agreement, Unused Line Fee, is hereby modified and amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

“(c)    Unused Line Fee.  On the first day of each quarter during the term of this Agreement, an unused line fee payable quarterly in arrears (for the account of the Revolving Lenders in accordance with their Pro Rata Shares of the Revolver Commitment) in an amount equal to 0.625% per annum times the result of (x) the Maximum Revolver Amount, less (y) the sum of (1) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter, plus (2) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter.”

(g)  Section 7.20(a) of the Loan Agreement, Minimum Combined EBITDA, is hereby modified and amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

“(a)     Minimum Combined EBITDA. For the 12 fiscal month period ended on June 30, 2008, and on the last day of each fiscal quarter ended thereafter, fail to maintain an aggregate amount of Combined EBITDA, measured on a fiscal quarter-end basis, of at least $40,000,000 for fiscal year 2008, $42,000,000 for fiscal year 2009 and $44,000,000 for fiscal year 2010 and thereafter.”

(h)  Section 14.1(a) of the Loan Agreement, Assignments and Participations, is hereby modified and amended by deleting such subsection in its entirety and inserting the following in lieu thereof:

“(a)     Each Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee or an Affiliate of a Lender), and, so long as no Event of Default then exists, Borrowers, assign and delegate to one or more assignees (each an “Assignee”) all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender); provided, however, that Agent’s and Borrowers’ consent shall not be unreasonably withheld, conditioned or delayed; and provided further that that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment,

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together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrowers and Agent an Assignment and Acceptance in form and substance reasonably satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent’s separate account a processing fee in the amount of $3,500.  Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required and payments of any fees shall not be required if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Affiliate (other than individual(s)) of a Lender.  Anything contained herein to the contrary notwithstanding, Wells Fargo Foothill agrees for the benefit of Borrowers that, so long as no Event of Default has occurred and is continuing, Wells Fargo Foothill shall retain at least fifty-one percent (51%) of the Obligations and commitment to make Advances under Section 2.1 of this Agreement, provided, however, that, the minimum retention of Obligations and commitment to make Advances shall not be applicable if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Wells Fargo Foothill.”

(i)  Section 16.1 of the Loan Agreement, Appointment and Authorization of Agent, is hereby modified and amended by deleting such section in its entirety and inserting the following in lieu thereof:

“16.1  Appointment and Authorization of Agent; Syndication Agent.

(a)           Appointment and Authorization of Agent.  Each Lender hereby designates and appoints Wells Fargo Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Agent agrees to act as such on the express conditions contained in this Section 16.  The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein.  Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document

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or otherwise exist against Agent; it being expressly understood and agreed that the use of the word “Agent” is for convenience only, that Wells Fargo Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein.  Except as expressly otherwise provided in this Agreement and the other Loan Documents, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, provided that Agent shall refrain from or take actions as directed by the Required Lenders as provided hereunder.  Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, the Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:  (i) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (ii) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (iii) make Advances, for the account of the Lenders as provided in the Loan Documents, (iv) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (v) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (vi) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries or otherwise related to any of same as provided in the Loan Documents, and (vii) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

(b)           Syndication Agent.  As of the Sixth Amendment Date, each Lender hereby designates and appoints CIT Lending Services Corporation as Syndication Agent under this Agreement and the other Loan Documents and the cover page of this Agreement is amended to reflect such designation and appointment.  In its capacity as Syndication Agent, CIT Lending Services Corporation shall have no additional rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any other Loan Document other than those applicable to all Lenders as such.”

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    2. No Other Amendments or Waivers.  Except in connection with the amendments set forth above, the execution, delivery and effectiveness of this Amendment shall not operate asan amendment of any right, power or remedy of Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Loan Agreement (including, without limitation, the schedules thereto) and all other Loan Documents shall remain unchanged and in full force and effect and Borrowers and Guarantors hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein.  Borrowers and Guarantors acknowledge and expressly agree that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents, as amended herein.  Neither Borrowers nor Guarantors have any knowledge of any challenge to Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

    3. Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when, Agent shall have received, in form and substance satisfactory to Agent:

(a) counterparts of this Amendment duly executed and delivered by Borrowers, Agent and the Lenders;

(b) an Assignment and Acceptance, duly executed and delivered by CIT Lending Services Corporation (“CIT”) and the assignor party thereto, providing for the sale and assignment by such assignor to CIT of such assignor’s rights and obligations under the Loan Documents with respect to not less than $20,000,000 of such assignor’s portion of the Revolver Commitment; and

(c) such other information, documents, instruments or approvals as Agent or Agent’s counsel may reasonably require.

    4. Representations and Warranties of Borrowers.  In consideration of the execution and delivery of this Amendment by Agent and the Lenders, each Borrower and each Guarantor (Borrowers and Guarantors are referred to hereinafter collectively as the “Loan Parties” and each as a “Loan Party”) hereby represents and warrants in favor of Agent and the Lenders as follows:

(a) as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment have been duly authorized by all necessary action on the part of such Loan Party;

(b) as to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Loan Party (including any of the Senior Note Documents), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Loan Party, other than Permitted Liens, or (iv) require any approval of such Loan Party’s members or shareholders or any approval or consent of any Person under any material contractual obligation of such Loan Party;

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(c) the execution, delivery, and performance by such Loan Party of this Amendment do not and will not require any registration with, consent or approval of, notice to, or other action with or by, any Governmental Authority or other Person, other than any consent or approval that has been obtained and remains in full force and effect;

(d) as to each Loan Party, the Loan Documents to which such Loan Party is a party (including, without limitation, the Loan Agreement, this Amendment and all other documents contemplated hereby), when executed and delivered by such Loan Party, will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(e) no Default or Event of Default exists under the Loan Agreement or the other Loan Documents;

(f) as of the date hereof, all representations and warranties of each Loan Party set forth in the Loan Agreement and the other Loan Documents are true, correct and complete in all material respects, except to the extent such representation or warranty expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date); and

(g) the land described in the Mortgages issued by Borrowers to Agent to secure the Obligations of Borrowers under the Loan Agreement includes all of the land owned or leased by Borrowers and their Subsidiaries (other than Excluded Assets) under (i) the DJL casino in Dubuque, Iowa, (ii) OED in St. Landry Parish, Louisiana, and (iii) without limitation on the foregoing, the proposed new land-based location for the DJL casino in Dubuque, Iowa.

    5. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

    6. Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

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    7. Affirmation of Guaranty.  By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under the Guaranty to which it is a party and the other Loan Documents to which it is a party remain in full force and effect, and that the execution and delivery of this Amendment and any and all documents executed in connection herewith shall not alter, amend, reduce or modify its obligations and liability under such Guaranty or any of the other Loan Documents to which it is a party.

    8. Costs, Expenses and Taxes.  Borrowers agree, jointly and severally, to pay on demand all costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.  In addition, Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.  Borrowers hereby acknowledge and agree that Agent may, without prior notice to Borrowers, charge such costs and fees to Borrowers’ Loan Account pursuant to Section 2.6(d) of the Loan Agreement.

    9. Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

   10. Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

   11. GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

   12. Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	DIAMOND JO, LLC, a Delaware limited liability company

By:   s/Natalie Schramm
      Name: Natalie Schramm
      Title:   CFO

THE OLD EVANGELINE DOWNS, L.L.C.,
a Louisiana limited liability company

By:  s/Natalie Schramm
      Name:  Natalie Schramm
      Title:    CFO

Sixth Amendment to Loan and Security Agreement

AGENT AND LENDERS:                                                   WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:   s/Patrick McCormack
      Name: Patrick McCormack
      Title:   V.P.

Sixth Amendment to Loan and Security Agreement

ACKNOWLEDGED AND AGREED:

GUARANTORS:                                                                PENINSULA GAMING, LLC, a Delaware limited liability company

By:   s/Natalie Schramm
      Name:  Natalie Schramm
      Title:    CFO

PENINSULA GAMING CORP. (formerly known
                                as The Old Evangeline Downs Capital Corp.), a Delaware corporation

By:  s/Natalie Schramm
      Name:  Natalie Schramm
      Title:    CFO

Sixth Amendment to Loan and Security Agreement